                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    DIGI INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343
                                  612/912-3444

                                                               December 26, 1997

Dear Stockholder:

            You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Wednesday, January 28, 1998.

            The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

            We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                          Sincerely,

                                          /s/ John P. Schinas

                                          John P. Schinas

                                          CHAIRMAN OF THE BOARD

                            DIGI INTERNATIONAL INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                JANUARY 28, 1998

    The Annual Meeting of Stockholders of Digi International Inc. will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, at 3:30 p.m., Central Standard Time, on Wednesday, January 28, 1998 for the following purposes:

    1.  To elect three directors for a three-year term.

    2. To ratify the appointment of Coopers & Lybrand L.L.P., or any successor thereof, as independent public accountants of the Company for the fiscal year ending September 30, 1998.

    3. To transact such other business as may properly be brought before the meeting.

    The Board of Directors has fixed December 12, 1997 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

    YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE AS QUICKLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /s/ James E. Nicholson

                                          James E. Nicholson

                                          SECRETARY

Minnetonka, Minnesota
December 26, 1997

                            -----------------------

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

    The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held on Wednesday, January 28, 1998 at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 12, 1997 will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

    The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company's telephone number is
(612) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about December 26, 1997.

    Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than August 28, 1998 for inclusion in the Proxy Statement for that meeting.

    The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

    With the exception of the election of directors, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who either abstains, withholds authority to vote for the election of directors or each of the proposals or who does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposals.

    The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on December 12, 1997 there were 13,485,942 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth, as of December 12, 1997, the beneficial ownership of Common Stock of the Company by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

                 NAME AND ADDRESS                      AMOUNT AND NATURE OF        PERCENTAGE OF
                OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)   OUTSTANDING SHARES
---------------------------------------------------  ------------------------  ---------------------
Directors, nominees and executive officers:
  Willis K. Drake                                                   70,635(2)               *
  Jerry A. Dusa                                                     13,000(3)               *
  Richard E. Eichhorn                                               99,250(4)               *
  Douglas J. Glader                                                 23,308(5)               *
  Ervin F. Kamm, Jr.                                                 6,635(6)               *
  Michael D. Kelley                                                      0(7)               *
  Jonathon E. Killmer                                                1,350(8)               *
  Robert S. Moe                                                     47,188(9)               *
  Mykola Moroz                                                    123,286(10)               *
  Dana R. Nelson                                                        0(11)               *
  David M. Rzasa                                                    5,000(12)               *
  John P. Schinas                                               1,576,251(13)            11.7%
  David Stanley                                                    76,750(14)               *

All directors, nominees and executive officers as a
group (14 persons, including those named above)                 2,042,653(15)            14.8%

------------------------

 *  Less than one percent.

 (1) Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2) Includes 30,000 shares covered by options which are exercisable within 60 days of the record date.

 (3) Includes 10,000 shares covered by options which are exercisable within 60 days of the record date.

 (4) Includes 80,000 shares covered by options which are exercisable within 60 days of the record date.

 (5) Includes 18,000 shares covered by options which are exercisable with 60 days of the record date.

 (6) Mr. Kamm held the office of President and Chief Executive Officer, and was a director, of the Company until his resignation effective December 31, 1996.

 (7) Mr. Kelley is currently an officer of the Company but is no longer considered an executive officer.

 (8) Includes 175 shares held by the IRA of Mr. Killmer's spouse and 1,000 shares held directly by Mr. Killmer's spouse. Mr. Killmer disclaims beneficial ownership for such shares.

 (9) Includes 7,188 shares covered by options which are exercisable within 60 days of the record date.

(10) Includes 115,750 shares covered by options which are exercisable within 60 days of the record date.

(11) Mr. Nelson held office as a Vice President of the Company until his resignation effective April 3, 1997.

(12) Mr. Rzasa is currently an officer of the Company, but is no longer considered an executive officer.

(13)  Mr. Schinas' address is 11001 Bren Road East, Minnetonka, Minnesota 55343.

(14) Includes 71,250 shares covered by options which are exercisable within 60 days of the record date.

(15) Includes 304,188 shares covered by options which are exercisable within 60 days of the record date held by five non-employee directors of the Company and 28,000 shares covered by options which are exercisable within 60 days of the record date held by two executive officers of the Company.

                             ELECTION OF DIRECTORS

    The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at three the number of directors to be elected to the Board at the 1998 Annual Meeting of Stockholders and has nominated the three persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the three nominees named below.

    Each of the nominees named below is currently a director of the Company, and each has indicated a willingness to serve as a director. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

    Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 1998 Annual
Meeting:

DIRECTOR NOMINEES FOR TERM EXPIRING IN 2001:

RICHARD E. EICHHORN, AGE 68

    Mr. Eichhorn has been a member of the Board of Directors since 1987. Since April 1992, Mr. Eichhorn has been a private investor. From July 1991 to April 1992 Mr. Eichhorn was President and Chief Executive Officer of CPT Holdings, Inc. and its wholly-owned subsidiary, CPT Office Systems Inc., a manufacturer of office automation systems. He is also a director of several privately held companies.

MYKOLA MOROZ, AGE 60

    Mr. Moroz, a founder of the Company, has been a member of the Board of Directors since July 1991. He was a consultant to the Company on manufacturing operations from December 1994 to November 1996. He was President of the Company from July 1991 to November 1994 and Chief Executive Officer from January 1992 to November 1994. Mr. Moroz was Chief Operating Officer of the Company from July 1991 to January 1992. Mr. Moroz is also a director of Parts 1, Inc., a privately held corporation that is a supplier to the Company.

JERRY A. DUSA, AGE 50

    Mr. Dusa has been a member of the Board of Directors and President and Chief Executive Officer of the Company since March 12, 1997 after serving the Company as interim acting Chief Executive Officer from January 3, 1997 to March 12, 1997. Prior to January 3, 1997, Mr. Dusa had been the owner and principal of Phase One Partners, Inc., an investment and consulting business, since 1995 and had acted as a consultant to the Company in this capacity since August 1996. From 1994 to 1995, Mr. Dusa was Vice President of Fujitsu Microelectronics, Inc., a manufacturer of integrated circuit products. From 1993 to 1994, Mr. Dusa was President of Eagle Technology, a manufacturer of network connectivity products. From 1992 to 1993, Mr. Dusa was President of Kalpana, Inc., a manufacturer of network connectivity products. Prior to 1992, Mr. Dusa held executive management positions with a number of high technology companies including IBM Corporation, 3Com Corporation and Tandem Computers. Mr. Dusa is also a director of Data Systems Network Corp., a data communications company.

DIRECTORS WHOSE TERMS EXPIRE AFTER 1998:

WILLIS K. DRAKE, AGE 74

    Mr. Drake has been a member of the Board of Directors since 1987. Since 1983, Mr. Drake has been a private investor. Mr. Drake is also a director of Analysts International Corporation, a software manufacturer, Innovex Inc., a manufacturer of specialty precision electromagnetic products, and Telident, Inc., a manufacturer of telephone system enhancement equipment, as well as several privately held companies.

DAVID STANLEY, AGE 62

    Mr. Stanley has been a member of the Board of Directors since 1990. Mr. Stanley has been Chairman and Chief Executive Officer of Payless Cashways, Inc., a building materials retailer, since 1984. Payless Cashways, Inc. filed a voluntary Chapter 11 bankruptcy petition on July 21, 1997. A plan of reorganization was approved by the creditors and confirmed by the United States Bankruptcy Court for the Western District of Missouri in November 1997. Payless Cashways, Inc. emerged from bankruptcy in early December 1997. Mr. Stanley is also a director of Best Buy Co., Inc., a consumer electronics retailer, and Piper Jaffray Companies Inc., a securities industry holding company.

JOHN P. SCHINAS, AGE 60

    Mr. Schinas, a founder of the Company, has been its Chairman of the Board since July 1991. He has been a member of the Board of Directors since the Company's inception in July 1985 and served as the Company's Chief Executive Officer from July 1985 to January 1992.

ROBERT S. MOE, AGE 66

    Mr. Moe has been a member of the Board of Directors since October 1996. From 1981 to his retirement in 1993, he was the Chief Financial Officer of Polaris Industries, Inc., a manufacturer of snowmobiles, all-terrain vehicles and personal watercraft. He is also a director of Polaris Industries, Inc.

    None of the directors is related to any other director or to any executive officer of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

    The Board of Directors met twelve times during fiscal 1997. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served held during the periods for which they served as a director. The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Following is a description of the functions performed by each of these Committees.

AUDIT COMMITTEE

    The Company's Audit Committee consists of Messrs. Stanley (Chairman), Moe and Moroz. The Audit Committee makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met six times during fiscal 1997.

COMPENSATION COMMITTEE

    The Company has a Compensation Committee consisting of Messrs. Eichhorn (Chairman), Drake and Moe, which reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans and administers the Digi International Inc. Stock Option Plan and the Digi International Inc. Employee Stock Purchase Plan. The Compensation Committee met ten times during fiscal 1997.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

    The Company has a Corporate Governance and Nominating Committee, which advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The Committee, consisting of Messrs. Schinas (Chairman), Stanley and Eichhorn, met three times in fiscal 1997.

    This Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Corporate Governance and Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

DIRECTOR COMPENSATION

    Currently, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock who is newly elected to the Board, whether elected at an annual meeting or during the year, and who has not previously been a director of the Company, receives a one-time, non-elective grant of an option to purchase 5,000 shares of Common Stock of the Company at the then-current market price. Furthermore, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is elected at an annual meeting receives a non-elective grant of an option to purchase 1,500 shares of Common Stock of the Company at the then-current market price. If a newly elected non-employee director is first elected during the year, then such non-elective option grant is prorated. In addition, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is elected at an annual meeting has an election to receive one of the following: (i) an option to purchase 6,000 shares of Common Stock of the Company at the then-current market price or (ii) cash payments consisting of an annual retainer of $8,000, payable quarterly in arrears, plus per meeting fees of $750 for each meeting of the Board of Directors attended and $350 for each committee meeting attended that is not held on the same day as a meeting of the Board of Directors. If a newly elected non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock is first elected during the year, the option grant to purchase 6,000 shares of Common Stock or the $8,000 annual retainer is prorated. Effective with the 1998-99 Board year, each committee Chairman who is also a non-employee director who beneficially owns not more than 5% of the Company's outstanding Common Stock has an annual election to receive one of the following in addition to the compensation described above:
(i) an option to purchase 1,000 shares of the Common Stock of the Company at the then current market price or (ii) a cash payment of $2,500. Directors who beneficially own more than 5% of the Company's outstanding Common Stock serve without receiving the compensation described above. Mr. Schinas serves as Chairman of the Board pursuant to an employment agreement for an annual base salary of $100,000 and such bonus compensation as the Compensation Committee may determine to award in its discretion.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company's executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 1997.

COMPENSATION PHILOSOPHY

    The Company has a "pay for performance" compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company's compensation practices reward executives commensurately with their ability (i) to meet the Company's established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

    A central feature of the Company's compensation program is its emphasis on objective performance incentives. Under the Company's historical practice, performance targets are established by the Committee at the outset of each fiscal year for each executive officer (other than Mr. Schinas, who serves as Chairman of the Board for an annual salary of $100,000, and such bonus compensation as the Committee may determine to award in its discretion). The Company's historical practice has been to communicate to each executive, at the outset of a fiscal year, the performance targets that must be met for that fiscal year and the amount of cash bonus that the executive will be eligible to receive if such goals are met.

    The Committee believes that base salaries of the Company's executive officers are below average relative to its national and regional peer companies. However, if the cash bonus targets are fully achieved, executive officers of the Company are able to earn total cash compensation that is above average relative to these peer companies as a group. This analysis supports the Committee's compensation philosophy of putting a substantial portion of executives' total cash compensation "at risk" by tying it to the achievement of objective financial results, and giving executives the opportunity to earn above average compensation through performance.

    An additional important aspect of the Company's compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive's interests are aligned with the long-term interests of the Company's stockholders. Executives are thereby given the incentive not only to meet the Company's annual performance objectives, but also to achieve longer-term strategic goals.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The key components of the Company's compensation program are base salary, cash bonuses and stock options.

    BASE SALARY. The Committee annually reviews the base salary of each executive officer. In determining the appropriate base salary level for fiscal 1996, the Company considered base salaries for the previous fiscal year and individual performance, including performance in relation to performance targets for the then-ending fiscal year.

    Until his resignation effective December 31, 1996, the Company was a party to an employment agreement with Ervin F. Kamm, Jr., pursuant to which Mr. Kamm had agreed to serve for an indefinite term in a senior executive capacity, initially as President and Chief Executive Officer. Prior to his resignation, Mr. Kamm's base salary for fiscal 1997 was set at $250,000. The Committee believes that Mr. Kamm's base salary was below average relative to base salaries of comparable companies.

    The Company is a party to an employment agreement with its President and Chief Executive Officer, Jerry A. Dusa, pursuant to which Mr. Dusa has agreed to serve for an indefinite term in a senior executive capacity, initially as President and Chief Executive Officer of the Company, for an annual base salary of $250,000, subject to an annual review of Mr. Dusa's base salary by the Committee. The Committee has yet to review Mr. Dusa's base salary for fiscal 1998. The Committee believes that Mr. Dusa's base salary is below average relative to base salaries of comparable companies. Prior to his becoming President and Chief Executive Officer on March 12, 1997, Mr. Dusa and the Company were parties to an agreement dated January 3, 1997 whereby Mr. Dusa served as interim acting Chief Executive Officer of the Company for an annual base salary of $200,000. During the period October 1, 1996 to January 3, 1997 Mr. Dusa was paid an aggregate of $68,800 as a consultant to the Company.

    The Company entered into employment agreements with certain executive officers, including Messrs. Glader, Killmer, Kelley and Rzasa, that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company's compensation philosophy described above.

    John P. Schinas and the Company are parties to an employment agreement pursuant to which Mr. Schinas has agreed to serve for an indefinite term as Chairman of the Board for an annual base salary of $100,000. Pursuant to the agreement, the Committee may, in its discretion, also grant Mr. Schinas incentive compensation.

    CASH BONUSES. Each executive of the Company is given a specified bonus target which he or she will receive if the applicable objectives set by the Committee are met. These bonus targets have typically been 100% of base salary; Mr. Kamm's employment agreement provided a target bonus of 120% of his base salary. For fiscal 1997, the Committee increased this bonus target to 110% of base salary for Mr. Glader and Mr. Rzasa's bonus target was set at 110% of base salary pursuant to the terms of his employment agreement; prior to his resignation, Mr. Kamm's bonus target was increased to 130% of base salary for fiscal 1997.

    Upon Mr. Dusa becoming President and Chief Executive Officer of the Company on March 12, 1997, the Committee established financial and operational criteria for achievement of his target cash bonus.

    In keeping with historical practice, at the outset of the 1997 fiscal year the Committee established Company-wide financial objectives upon which cash bonuses for executives other than Mr. Dusa were based, subject to partially guaranteed bonuses payable to Messrs. Killmer and Rzasa for fiscal 1997 under their employment agreements. These fiscal 1997 financial objectives were not met, and accordingly such executive officers were not entitled to a cash bonus for fiscal 1997 except to the extent of the partial guarantees. Nevertheless, the Committee determined to award cash bonuses in the exercise of its discretion. In making its determination the Committee considered performance ratings of executive officers by the Chief Executive Officer and the unusual events of 1997, including the 1997 restructuring, the financial impact of AetherWorks Corporation and the conscious decision to reduce inventories in the distribution channel. The Committee also considered the need to stay competitive with regard to executive compensation in the increasingly competitive environment for attracting and retaining computer industry executives and other personnel. The Committee also considered the recommendation of the Chief Executive Officer with regard to executive bonuses. Taking these factors into account, the Committee determined to award the cash bonuses set forth in the Summary Compensation Table below. Mr. Dusa earned a performance bonus of 85% of base salary based upon the Committee's determination that he met all but one of his financial and operational objectives set in advance by the Committee.

    For fiscal 1998, cash bonus awards to executive officers depend in part upon the achievement of Company-wide financial goals and in part upon individualized factors specific to each executive officer's duties within the Company. The Committee has not yet set Mr. Dusa's criteria for achievement of his cash bonus in fiscal 1998 but intends to set goals based in part upon the achievement of Company-wide financial goals and in part upon individualized performance factors. See "Employment Contracts; Severance, Termination and Change-in-Control Arrangements" below. For fiscal 1998, the Committee set the bonus target for Mr. Rzasa at 100% of base salary. If some or all of the objectives are not met, the executive's portion of the bonus pool, if any, is decided by the Committee. If the objectives are exceeded, the Committee may decide to award more than the target amount.

    For fiscal 1998, executive compensation will be less dependent upon guaranteed bonuses, which have been utilized principally with regard to new hires. In 1998 there will be no guaranteed bonuses for the current executive officers of the Company, other than Mr. Killmer, whose bonus opportunity is $170,000 (equal to 100% of base salary), of which $80,000 is guaranteed.

    STOCK OPTIONS -- OPTION REPRICINGS. Long-term incentives are provided through the Company's Stock Option Plan. The Plan is administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. While the Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option, the Committee's historical practice has been to grant stock options to employees vesting over five years in order to strengthen the employee's ties to the Company and to focus on enhancing stockholder value on a long-term basis. However, in August 1996 options to purchase an aggregate of 64,500 shares were granted to Messrs. Kamm, Glader, Kelley, Nelson and Wymer vesting over five years with the possibility of accelerated vesting of the 20% increments allocated to the fourth and fifth years if the closing price of the Company's Common Stock equals or exceeds $26.00 per share for twenty consecutive trading days. These options were repriced for Messrs. Glader and Kelley in a repricing of options for all then current employees of the Company other than the Chief Executive Officer which occurred in May 1997 and is described in more detail below. As part of the repricing, the vesting schedules of all repriced options were reset on the date of the repricing and the substitute options were given vesting schedules with vesting over four years in 25% increments. The 25% increments allocated to the third and fourth years of the substitute options for those options granted to Messrs. Glader and Kelley in August 1996 were given the possibility of accelerated vesting on the same terms as described above for the original options. In fiscal 1997, Mr. Dusa was also granted options with vesting schedules differing from the Company's historical practice as described below.

The exercisability of all options granted to Mr. Kamm was accelerated to December 31, 1996 and all such options expired on June 30, 1997 pursuant to the terms of his Separation Agreement with the Company, dated December 31, 1996. All options granted to Mr. Nelson expired on July 3, 1997 pursuant to the terms of the Company's stock option plan following his resignation as an officer of the Company during fiscal 1997.

    At the end of each fiscal year, the Committee considers whether awards will be made to executive officers under the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant.

    In fiscal 1997 the Committee granted to Mr. Dusa options to purchase an aggregate of 250,000 shares as follows: 10,000 shares at $10.13 per share (fair market value on the date of grant), vesting in full on January 3, 1998, and 240,000 shares at $7.19 per share (the fair market value on the date of grant), vesting in 25% increments on the first, second, sixth and seventh anniversaries of the date of grant with the possibility of accelerated vesting of the 25% increments allocated to the sixth and seventh years if the closing price of the Company's Common Stock equals or exceeds $20.00 per share for 90 consecutive calendar days at any time prior the fifth anniversary of the date of grant. In fiscal 1997, other executive officers were granted options to purchase an aggregate of 301,600 shares at prices ranging from $8.00 per share to $16.00 per share (each at the fair market value on the date of the grant except for an option granted to Mr. Killmer in July 1997 which was granted at $1.13 per share below the fair market value on the date of the grant), including substitute options granted pursuant to the repricing described below.

    On May 8, 1997, the Committee approved the issuance of substitute stock options for all outstanding employee options with exercise prices in excess of $8.00 per share, other than those options held by the Chief Executive Officer. The exercise price for these substitute options was $8.00 per share, the fair market value of the Company's Common Stock on the date of repricing. The Committee's action was in response to the decline in the market price of the Company's stock during the preceding months which had effectively eliminated the incentive value of options with significantly higher exercise prices. The Committee's decision was based on a number of factors, including the resultant low morale of Company employees and the fear of losing skilled, mobile executives. The Committee determined that substitute options were necessary to provide reward and incentive for valued employees of the Company to remain with the Company over an extended period of time.

    As detailed in the Ten-Year Option Repricing table below, the repricing on May 8, 1997 resulted in the issuance of substitute options with an exercise price of $8.00 per share for all existing employee stock options with an exercise price in excess of $8.00 per share, other than those held by the Chief Executive Officer. The vesting schedules for the repriced options were reset, that is, all substitute options were completely unvested as of May 8, 1997. All substitute options will vest over four years in 25% increments with the possibility of accelerated vesting for certain substitute options as described above. A total of 823,326 options, with exercise prices ranging from $9.85 to $28.50 per share, were repriced, including 121,600 options held by current executive officers.

    The following table presents information on all repricings of stock options held by any executive officer during the last ten fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                               LENGTH OF
                                                                         MARKET                                ORIGINAL
                                                                        PRICE OF     EXERCISE                    TERM
                                                           NUMBER OF    STOCK AT     PRICE AT        NEW       REMAINING
                                                            OPTIONS      TIME OF      TIME OF     EXERCISE    AT DATE OF
NAME                                           DATE        REPRICED     REPRICING    REPRICING      PRICE      REPRICING
-----------------------------------------  -------------  -----------  -----------  -----------  -----------  -----------
Douglas J. Glader .......................  May 8, 1997        10,800    $    8.00    $   14.50    $    8.00   9.25 years
  (Senior Vice President)                                     20,000    $    8.00    $   22.00    $    8.00   7.75 years

Jonathon E. Killmer .....................  May 8, 1997        30,000    $    8.00    $   14.50    $    8.00   9.42 years
  (Senior Vice President, Chief Financial
  Officer and Treasurer)

Michael D. Kelley .......................  May 8, 1997        10,800    $    8.00    $   14.50    $    8.00   9.25 years
  (Vice President)                                            20,000    $    8.00    $   25.25    $    8.00   8.75 years

David M. Rzasa ..........................  May 8, 1997        30,000    $    8.00    $   16.00    $    8.00   9.42 years
  (Vice President)

    401-K SAVINGS AND PROFIT SHARING PLAN. Company officers may participate in the Company's 401-K Savings and Profit Sharing Plan (the "401-K Plan") which allows any Company employee who has completed six months of service and who is at least 18 years of age to contribute up to 15 percent of his or her earnings to the 401-K Plan. However, the participant's contributions are subject to an annual maximum imposed by the Internal Revenue Code of 1986, as amended (the "Code"), which was $9,500 in 1997 and will be $10,000 in 1998. The annual maximum will be indexed for inflation in future years.

    Under the 401-K Plan, the Company has discretion to make either profit sharing contributions or matching contributions. For any given year, the Company may decide to make no such contributions, to make one type of contribution or to make both types of contributions. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. Matching contributions are allocated in proportion to the contributions each participant makes from his or her salary, unless the Company specifies a different matching formula for a particular year. To be eligible to receive either type of contribution for a particular year, the participant must be employed by the Company on December 31st of that year and must have completed at least 1,000 hours of service during the year. For fiscal 1996 and fiscal 1997, the Company decided to make no matching contribution and no profit sharing contribution.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During the 1997 fiscal year the members of the Committee were Willis K. Drake and Richard E. Eichhorn. Robert S. Moe became a member of the Committee on July 23, 1997. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

                                         COMPENSATION COMMITTEE
                                          Richard E. Eichhorn, Chairman
                                          Willis K. Drake
                                          Robert S. Moe

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table contains information concerning annual and long-term compensation for the fiscal years ended September 30, 1997, 1996, and 1995 provided to the two individuals who served as Chief Executive Officer during fiscal 1997 and the other five most highly compensated executive officers of the Company (the "Named Officers") who received remuneration exceeding $100,000 for the fiscal year ended September 30, 1997.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                              ANNUAL COMPENSATION          AWARDS
                                                         -----------------------------  ------------
                       NAME AND                          FISCAL                           OPTIONS         ALL OTHER
                  PRINCIPAL POSITION                      YEAR    SALARY(1)   BONUS(2)     (#)(3)      COMPENSATION(4)
-------------------------------------------------------  ------   ---------   --------  ------------   ---------------
Jerry A. Dusa, President,                                  1997   $ 250,315   $212,768    250,000           $  0
 Chief Executive Officer, Director(5)
Ervin F. Kamm, Jr., President,                             1997     342,707          0          0              0
 Chief Executive Officer, Director(6)                      1996     234,019          0     53,900              0
                                                           1995     190,257    186,000    230,000            819
Douglas J. Glader, Senior Vice President(7)                1997     169,327    123,000    105,800              0
                                                           1996     134,712          0     10,800              0
                                                           1995     127,898     86,500     20,000            819
Jonathon E. Killmer, Senior Vice President, Chief          1997     144,231    100,000    105,000              0
 Financial Officer, Treasurer(8)
Michael D. Kelley                                          1997     148,240     49,000     30,800              0
 Vice President(9)                                         1996      77,885     58,413     30,800              0
Dana R. Nelson                                             1997     204,292          0          0              0
 Vice President(10)                                        1996     150,000     63,000     12,000              0
David M. Rzasa, Vice President(11)                         1997     138,657     55,000     60,000              0

------------------------

 (1) The salary amounts paid to Messrs. Kamm and Nelson in fiscal 1997 included severance payments of $273,736 and $75,000, respectively, made following their resignations from the Company.

 (2) Portions of the bonuses paid to Messrs. Killmer and Rzasa in fiscal 1997 were pursuant to their respective employment agreements with the Company. See "Employment Contracts; Severance, Termination of Employment and Change-in-Control Arrangements" below.

 (3) Of the options granted in fiscal 1997, 121,600 were substitute options granted in connection with the May 8, 1997 repricing described above under "Executive Compensation; Report of the Compensation Committee, Stock Options--Option Repricings." Of these substitute options, 30,800 were granted to Mr. Glader, 30,800 were granted to Mr. Kelley, 30,000 were granted to Mr. Killmer and 30,000 were granted to Mr. Rzasa. In connection with the repricing, Mr. Glader surrendered 10,800 options granted in fiscal 1996 and 20,000 options granted in fiscal 1995, Mr. Kelley surrendered 30,800 options granted in fiscal 1996 and Mr. Rzasa surrendered 30,000 options granted in fiscal 1997.

 (4) All Other Compensation reported represents Company contributions to the 401-K Plan for the accounts of the Named Officers. The Company made no matching contribution to the 401-K Plan for fiscal 1996 and has decided not to make any for fiscal 1997.

 (5) Mr. Dusa became President and Chief Executive Officer, and a Director, on March 12, 1997. Prior to March 12, 1997, Mr. Dusa served as interim acting Chief Executive Officer from January 3, 1997 and acted as a consultant to the Company prior to that time. Compensation reported reflects all amounts paid to Mr. Dusa for his service in these various capacities during fiscal 1997.

 (6) Mr. Kamm became President and Chief Executive Officer on December 1, 1994. He held office as President and Chief Executive Officer, and as a Director, until December 31, 1996.

 (7) Mr. Glader joined the Company in 1994, became Vice President in February 1995 and became Senior Vice President in April 1997.

 (8) Mr. Killmer joined the Company as Vice President, Chief Financial Officer and Treasurer in October 1997 and became Senior Vice President, Chief Financial Officer and Treasurer in July 1997.

 (9) Mr. Kelley joined the Company as Vice President in February 1996.

 (10) Mr. Nelson joined the Company as Vice President in June 1995 and held such office until April 1997.

 (11) Mr. Rzasa joined the Company as Vice President in October 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                                        PERCENT OF
                                          NUMBER OF       TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                                          SECURITIES     OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                                          UNDERLYING    GRANTED TO    EXERCISE                  PRICE APPRECIATION FOR OPTION
                                           OPTIONS      EMPLOYEES     OR BASE                             TERMS (1)
                                           GRANTED      IN FISCAL      PRICE     EXPIRATION   ----------------------------------
                  NAME                       (#)           YEAR        ($/SH)       DATE      0% ($)     5% ($)       10% ($)
----------------------------------------  ----------   ------------   --------   ----------   ------  ------------  ------------
Jerry A. Dusa...........................    10,000(2)       .68%      $    10.13   01/03/07   $    0  $     63,676  $    161,366
Jerry A. Dusa...........................   240,000(3)     16.34             7.19   03/12/07        0     1,084,843     2,749,206
Douglas J. Glader.......................    75,000(4)      5.12             8.00   05/08/07        0       377,337       956,245
Douglas J. Glader.......................    20,000(5)      1.37             8.00   05/08/07        0       100,623       254,999
Douglas J. Glader.......................    10,800(5)       .74             8.00   05/08/07        0        54,337       137,699
Jonathon E. Killmer.....................    50,000(4)      3.41            10.13   07/22/07   56,250       410,003       952,730
Jonathon E. Killmer.....................    25,000(4)      1.71             8.00   05/08/07        0       125,779       318,748
Jonathon E. Killmer.....................    30,000(5)      2.05             8.00   05/08/07        0       150,935       382,498
Michael D. Kelley.......................    20,000(5)      1.36             8.00   05/08/07        0       100,623       254,999
Michael D. Kelley.......................    10,800(5)       .74             8.00   05/08/07        0        54,337       137,699
David M. Rzasa..........................    30,000(4)      2.05            16.00   10/04/06        0       283,544       735,817
David M. Rzasa..........................    30,000(5)      2.05             8.00   05/08/07        0       150,935       382,498
All Stockholders' Potential Realizable Value at
 Assumed Growth Rates (6)..................................................................   $    0  $182,547,253  $290,675,992
--------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the results of calculations at a 0% annual appreciation rate, and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's stock. Stockholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's stock appreciates (other than in the case of Mr. Killmer), which benefits all stockholders commensurately.

(2)  This stock option becomes fully exercisable on January 3, 1998.

(3) This stock option becomes exercisable in 25% increments on the first, second, sixth and seventh anniversaries of the date of grant with the possibility of accelerated vesting of the 25% increments allocated to the sixth and seventh years if the closing price of the Company's Common Stock equals or exceeds $20.00 per share for 90 consecutive calendar days at any time prior to the fifth anniversary of the date of grant.

(4) These stock options become exercisable in 20% increments on the first through fifth anniversaries of the date of grant, except in the case of the 50,000 share option granted to Mr. Killmer which becomes exercisable in 20% increments on the first through fifth anniversaries of June 30, 1997. The 30,000 share option granted to Mr. Rzasa on October 4, 1996 was surrendered in connection with the May 8, 1997 repricing.

(5) These stock options were granted as substitute options for previously granted options in connection with the May 8, 1997 repricing and become exercisable in 25% increments on the first through fourth anniversaries of the date of grant. However, the 10,800 share options granted to Messrs. Glader and Kelley have the possibility of accelerated vesting of the 25% increments allocated to the third and fourth years if the closing price of the Company's Common Stock equals or exceeds $26.00 per share for twenty consecutive trading days.

(6) These calculations are based upon 13,485,942 outstanding shares and assume a base price of $8.31, the average price of the options granted to the Named Officers.

                               AGGREGATED OPTION
                         EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 1997 and any value of their unexercised stock options as of September 30, 1997. The Named Officers did not exercise stock options in fiscal 1997 pursuant to the Company's Stock Option Plan. The Company has not issued any stock appreciation rights to the Named Officers.

                                                                                                   VALUE OF
                                                                     NUMBER OF                   UNEXERCISED
                                                                    UNEXERCISED                  IN-THE-MONEY
                                                                     OPTIONS AT                   OPTIONS AT
                                                                       FY-END                     FY-END(1)
                            SHARES ACQUIRED      VALUE      ----------------------------  --------------------------
           NAME               ON EXERCISE      REALIZED      EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------  ---------------  -------------  -------------  -------------  -----------  -------------
Jerry A. Dusa.............              0     $         0           0           250,000    $       0   $   1,736,250
Ervin F. Kamm, Jr.........              0               0           0                 0            0               0
Douglas J. Glader.........              0               0      18,000           117,800       45,000         691,250
Jonathon E. Killmer.......              0               0           0           105,000            0         550,000
Michael D. Kelley.........              0               0           0            30,800            0         192,500
Dana R. Nelson............              0               0           0                 0            0               0
David M. Rzasa............              0               0           0            30,000            0         187,500

------------------------

(1) Value is based on a share price of $14.25, which was the last reported sale price for a share of Common Stock on the Nasdaq National Market System on September 30, 1997, minus the exercise price.

                EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    JERRY A. DUSA. The Company and Mr. Dusa are currently parties to an employment agreement entered into upon Mr. Dusa's election as President and Chief Executive Officer of the Company on March 13, 1997. The agreement provides that Mr. Dusa will be paid a base salary initially at the annual rate of $250,000. The Committee will review Mr. Dusa's base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. The Committee has not yet reviewed Mr. Dusa's base salary for fiscal 1998. The agreement also provides that Mr. Dusa will be entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee, acting in its sole discretion, are met. If some or all of the objectives are not met for a fiscal year then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dusa. Based upon his achievement of all but one of his performance objectives, the Committee awarded Mr. Dusa a cash bonus of $212,768 for fiscal 1997 which was equal to 85% of his aggregate base salary and consulting fees for fiscal 1997 paid under both his current employment agreement and his prior consulting arrangements with the Company discussed below.

    The employment agreement also provides for the issuance of stock options to purchase an aggregate of 240,000 shares of the Company's Common Stock. These options were granted at the fair market value on the date of grant, vesting in 25% increments on the first, second, sixth and seventh anniversaries of the date of grant with the possibility of accelerated vesting of the 25% increments allocated to the sixth and seventh years if the closing price of the Company's Common Stock equals or exceeds $20.00 per share for 90 consecutive calendar days at any time prior to the fifth anniversary of the date of grant. The agreement also provides that Mr. Dusa is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    Under the terms of Mr. Dusa's employment agreement, if the Company terminates his employment without cause, Mr. Dusa is entitled to receive his then current base salary for a period of twelve months. In addition, any unvested stock options will vest immediately prior to any termination of his employment by the Company without cause. Any unvested stock options will also vest in the event of a "change in control" of the Company, which is deemed to have occurred if any person or group acquires more than 25% of the voting power of the Company, or if there is a change in the membership of the Board of Directors, not approved by the continuing directors, such that persons who were directors at the beginning of any three-year period no longer constitute a majority of the Board.

    From January 3, 1997 to March 12, 1997, Mr. Dusa served as the interim acting Chief Executive Officer of the Company pursuant to the terms of an agreement between the Company and Mr. Dusa. The agreement provided that Mr. Dusa receive a salary of $200,000 per year and a living expense of up to $1,400 per month. In addition, Mr. Dusa received an option to purchase 10,000 shares of the Company's Common Stock at a per share exercise price of $10.125 and vesting upon the earlier of one year from the date of grant (i.e. January 3, 1998) or the selection of another person as permanent Chief Executive Officer of the Company.

    Prior to becoming the interim acting Chief Executive Officer of the Company, Mr. Dusa acted as a consultant to the Company. Mr. Dusa was paid consulting fees aggregating $68,800 during the period October 1, 1996 to January 3, 1997. In addition, Mr. Dusa was granted an option to purchase 15,000 shares of the Company's Common Stock at a per share exercise price of $14.25. Pursuant to the agreement whereby Mr. Dusa became interim acting Chief Executive Officer of the Company, Mr. Dusa's existing consulting agreement and option to purchase 15,000 shares of Company Common Stock were both terminated.

    ERVIN F. KAMM, JR.

    Until his resignation on January 3, 1997, effective December 31, 1996, the Company and Mr. Kamm were parties to an employment agreement. The agreement provided that Mr. Kamm would be paid a base salary initially at the annual rate of $215,000. The Committee increased Mr. Kamm's base salary to $250,000 for fiscal 1997. The agreement also provided that Mr. Kamm would be entitled to a cash bonus equal to 120% of his base salary (130% for fiscal 1997), provided that the net sales and after-tax earnings targets for such year were met. In addition, he was entitled to a commission equal to 1% of net sales in excess of the net sales target for a particular year, provided that the after-tax profit margin equals or exceeds the targeted after-tax profit margin. No cash bonus or commission was paid in 1997. The agreement also provided that Mr. Kamm was entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    Mr. Kamm resigned as a director, officer and employee of the Company effective December 31, 1996 and entered into a Separation Agreement with the Company. The Separation Agreement provides for a severance payment of $250,000, payment of $19,231 for accrued and earned but unused vacation and payment of $5,386 to offset premiums for continuation of group medical and dental insurance coverages. Under the terms of the Separation Agreement, the vesting of all of Mr. Kamm's unvested stock options was accelerated to December 31, 1996 and all of Mr. Kamm's unexercised stock options lapsed on June 30, 1997. Mr. Kamm also agreed to serve as a consultant to the Company until March 31, 1997 and has agreed that he will not compete with the Company until January 1, 1998. Finally, each of the Company and Mr. Kamm has executed a release of all potential claims in favor of the other. The Separation Agreement and Mr. Kamm's release in favor of the Company became binding on January 18, 1997, the day after the expiration of Mr. Kamm's rescission period.

    DOUGLAS J. GLADER. The Company's agreement with Mr. Glader on February 6, 1995 provides that Mr. Glader will be paid a base salary at the annual rate of $120,000, which the Committee increased to $170,000 for fiscal 1997 and which will remain at $170,000 for fiscal 1998. The Committee will review Mr. Glader's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increases in base salary. Under his agreement, Mr. Glader also is entitled to a cash bonus opportunity equal to 100% of his base salary in any fiscal year. The Committee increased this percentage to 110% for fiscal 1997, and it will remain at 110% for fiscal 1998. In the event that the targets are not met, the Committee may, but is not obligated to, provide for a cash bonus to Mr. Glader. In addition, Mr. Glader was granted an option to purchase 20,000 shares of Common Stock of the Company with an exercise price at the fair market value on the date of grant, vesting over five years. In August 1996, Mr. Glader was granted an option to purchase 10,800 shares at the fair market value on the date of the grant, vesting over five years with the possibility of accelerated vesting of the 20% increments allocated to the fourth and fifth years if the closing price of the Company's Common Stock equals or exceeds $26.00 per share for twenty consecutive trading days. These options were repriced as part of the May 8, 1997 repricing and the substitute options now vest over four years. In May 1997, Mr. Glader was granted an additional option to purchase 75,000 shares at the fair market value on the date of the grant, vesting over five years. This 75,000 share grant will also vest in full in the event of a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dusa's option vesting. Pursuant to the terms of an amendment to his employment agreement dated January 16, 1997, if Mr. Glader's employment is terminated without cause on or before July 31, 1998, he would be entitled to receive severance equal to his annual base salary plus his prorated earned but unpaid bonus at the time he is terminated. If Mr. Glader's employment is terminated without cause after July 31, 1998, he would be entitled to receive severance of $60,000. Mr. Glader also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    JONATHON E. KILLMER. The Company's agreement with Mr. Killmer dated September 16, 1996, provides that Mr. Killmer will be paid a base salary at an annual rate of $150,000, which the Committee has increased to $170,000 for fiscal 1998. Under his agreement, Mr. Killmer is also entitled to a cash bonus equal to 100% of his base salary in any fiscal year, provided that the objectives set by the Committee are met. For fiscal 1997, $100,000 of Mr. Killmer's bonus was guaranteed. For fiscal 1998, the Committee has determined to guarantee $80,000 of Mr. Killmer's bonus. Mr. Killmer's employment agreement also provided for an option to purchase 30,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over five years. This option was repriced as part of the May 8, 1997 repricing and the substitute option now vests over four years. In May and July 1997, Mr. Killmer was granted additional options to purchase 25,000 and 50,000 shares, respectively, vesting over five years. These additional options will vest in full in the event of a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dusa's option vesting. The 25,000 share option was granted at the fair market value on the date of grant and the 50,000 share option was granted at $1.13 below the fair market value on the date of grant. Finally, Mr. Killmer's employment agreement with the Company entitles him to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    DAVID M. RZASA. The Company's agreement with Mr. Rzasa dated September 30, 1996, provides that Mr. Rzasa will be paid a base salary at an annual rate of $150,000, which the Committee has increased to $160,000 for fiscal 1998. Under his agreement, Mr. Rzasa is also entitled to a cash bonus opportunity in any fiscal year, provided that the objectives set by the Committee are met. This bonus opportunity was set at 110% of base salary for fiscal 1997 and has been set at 100% of base salary for fiscal 1998. For fiscal 1997, $55,000 of Mr. Rzasa's bonus was guaranteed. If Mr. Rzasa's employment is terminated without cause, he would be entitled to receive a severance payment of $112,500. Mr. Rzasa's employment agreement provided for an option to purchase 30,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over five years. This option was repriced as part of the May 8, 1997 repricing and the substitute option now vests over four years. Finally, Mr. Rzasa's employment agreement with the Company entitles him to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

    MICHAEL D. KELLEY. The Company's agreement with Mr. Kelley dated February 7, 1996, provides that Mr. Kelley will be paid a base salary at an annual rate of $135,000, which the Committee increased to $148,500 for fiscal 1997 and has increased to $160,000 for fiscal 1998. The Committee will review Mr. Kelley's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increase in base salary. Under his agreement, Mr. Kelley also is entitled to a cash bonus opportunity equal to 100% of his base salary. In the event that the targets are not met, the Committee may, but is not obligated to, provide for a cash bonus to Mr. Kelley. For his first twelve months of employment, Mr. Kelley was also paid a guaranteed cash bonus equal to 75% of his base salary. Finally, Mr. Kelley's agreement provided for an option to purchase 20,000 shares of Common Stock of the Company at the fair market value on the date of the grant, vesting over five years. In August 1996, the Committee granted Mr. Kelley an option to purchase an additional 10,800 shares at the fair market value on the date of the grant, vesting over five years on the same terms as Mr. Glader's August 1996 grant. These options were repriced as part of the May 8, 1997 repricing and the substitute options now vest over four years.

    DANA R. NELSON. The Company's agreement with Mr. Nelson dated June 1, 1995, provided that Mr. Nelson would be paid a base salary at an annual rate of $150,000, which the Committee increased to $165,000 for fiscal 1997. Under his agreement, Mr. Nelson also was entitled to a cash bonus dependent on the achievement of both Company-wide and business unit objectives of up to 100% of his base salary, which percentage the Committee increased to 110% for fiscal 1997. The bonus was based on a sliding scale of achievement of at least 80% of relevant objectives. For each of fiscal 1995 and fiscal 1996, Mr. Nelson also received a guaranteed bonus of $50,000 in each year. Mr. Nelson resigned as an officer of the Company effective April 3, 1997. Pursuant to the terms of his employment agreement, if Mr. Nelson's employment was terminated without cause he was entitled to receive a severance payment of $75,000, and an additional $12,500 per month for up to six months if he remained unemployed. A severance payment of $75,000 was made to Mr. Nelson following his resignation as an officer of the Company in April 1997. All options granted to Mr. Nelson expired on July 3, 1997 pursuant to the terms of the Company's stock option plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 1997, except as noted below. On July 22, 1997, John P. Schinas, Chairman of the Board of the Company, filed a Form 4 which was due June 10, 1997. This report disclosed the purchase by Mr. Schinas of shares of Common Stock of the Company on May 2, 1997.

                             PERFORMANCE EVALUATION

    The graph below compares the total cumulative stockholders' return on the Company's Common Stock for the period from the close of the NASDAQ Stock Market -- U.S. Companies on September 30, 1992 to September 30, 1997, the last day of fiscal 1997, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "CRSP Index") and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the "Peer Index") over the same period. The index level for the graph and table was set to $100 on September 30, 1992 for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         DIGI INTERNATIONAL                            NASDAQ STOCK MARKET   NASDAQ COMPUTER MANUFACTURERS STOCKS
Date                                                                                   Inc.                         (US Companies)
09/30/92                                                                            100.000                                100.000
10/30/92                                                                            121.053                                103.939
11/30/92                                                                            142.105                                112.210
12/31/92                                                                            165.789                                116.341
01/29/93                                                                            161.404                                119.653
02/26/93                                                                            150.877                                115.189
03/31/93                                                                            159.649                                118.523
04/30/93                                                                            128.070                                113.465
05/28/93                                                                            156.140                                120.243
06/30/93                                                                            154.386                                120.799
07/30/93                                                                            141.228                                120.941
08/31/93                                                                            159.649                                127.192
09/30/93                                                                            149.123                                130.981
10/29/93                                                                            156.140                                133.925
11/30/93                                                                            135.088                                129.932
12/31/93                                                                            156.140                                133.555
01/31/94                                                                            135.088                                137.609
02/28/94                                                                            129.825                                136.324
03/31/94                                                                            121.053                                127.941
04/29/94                                                                             95.395                                126.281
05/31/94                                                                             92.983                                126.589
06/30/94                                                                            105.263                                121.960
07/29/94                                                                             92.983                                124.461
08/31/94                                                                            100.000                                132.396
09/30/94                                                                            100.000                                132.057
10/31/94                                                                            117.544                                134.653
11/30/94                                                                            117.544                                130.186
12/30/94                                                                            131.579                                130.551
01/31/95                                                                            150.877                                131.283
02/28/95                                                                            163.158                                138.226
03/31/95                                                                            154.386                                142.325
04/28/95                                                                            156.141                                146.806
05/31/95                                                                            143.860                                150.594
06/30/95                                                                            159.649                                162.798
07/31/95                                                                            172.807                                174.765
08/31/95                                                                            198.246                                178.307
09/29/95                                                                            198.246                                182.407
10/31/95                                                                            187.720                                181.362
11/30/95                                                                            163.158                                185.620
12/29/95                                                                            133.334                                184.633
01/31/96                                                                            163.158                                185.543
02/29/96                                                                            189.474                                192.605
03/29/96                                                                            192.983                                193.244
04/30/96                                                                            198.246                                209.276
05/31/96                                                                            197.369                                218.886
06/28/96                                                                            187.720                                209.018
07/31/96                                                                             89.474                                190.402
08/30/96                                                                            100.000                                201.070
09/30/96                                                                            100.000                                216.450
10/31/96                                                                            103.509                                214.058
11/29/96                                                                             92.105                                227.292
12/31/96                                                                             66.667                                227.088
01/31/97                                                                             58.772                                243.228
02/28/97                                                                             57.895                                229.783
03/31/97                                                                             50.000                                214.781
04/30/97                                                                             46.491                                221.498
05/30/97                                                                             63.158                                246.612
06/30/97                                                                             71.053                                254.156
07/31/97                                                                             80.702                                280.993
08/29/97                                                                            105.263                                280.524
09/30/97                                                                            100.000                                297.082
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the
previous trading day.
C. If the monthly interval, based on the fiscal year-end is not a trading
day, the preceding trading day is used.

                         DIGI INTERNATIONAL
Date                                                                   SIC 3570-3579 US & Foreign
09/30/92                                                                                  100.000
10/30/92                                                                                  110.612
11/30/92                                                                                  121.699
12/31/92                                                                                  129.002
01/29/93                                                                                  135.627
02/26/93                                                                                  123.866
03/31/93                                                                                  122.065
04/30/93                                                                                  115.811
05/28/93                                                                                  126.273
06/30/93                                                                                  117.292
07/30/93                                                                                  106.249
08/31/93                                                                                  108.026
09/30/93                                                                                  104.940
10/29/93                                                                                  112.616
11/30/93                                                                                  115.310
12/31/93                                                                                  122.257
01/31/94                                                                                  128.279
02/28/94                                                                                  131.387
03/31/94                                                                                  118.530
04/29/94                                                                                  110.776
05/31/94                                                                                  103.166
06/30/94                                                                                   96.099
07/29/94                                                                                  102.512
08/31/94                                                                                  112.582
09/30/94                                                                                  116.841
10/31/94                                                                                  127.500
11/30/94                                                                                  126.159
12/30/94                                                                                  134.266
01/31/95                                                                                  131.293
02/28/95                                                                                  134.926
03/31/95                                                                                  141.535
04/28/95                                                                                  148.750
05/31/95                                                                                  152.939
06/30/95                                                                                  172.115
07/31/95                                                                                  185.746
08/31/95                                                                                  197.683
09/29/95                                                                                  207.077
10/31/95                                                                                  216.537
11/30/95                                                                                  224.482
12/29/95                                                                                  211.475
01/31/96                                                                                  212.306
02/29/96                                                                                  233.572
03/29/96                                                                                  217.986
04/30/96                                                                                  249.844
05/31/96                                                                                  266.838
06/28/96                                                                                  245.067
07/31/96                                                                                  220.252
08/30/96                                                                                  235.465
09/30/96                                                                                  270.572
10/31/96                                                                                  271.680
11/29/96                                                                                  295.755
12/31/96                                                                                  283.960
01/31/97                                                                                  309.049
02/28/97                                                                                  266.011
03/31/97                                                                                  238.651
04/30/97                                                                                  248.468
05/30/97                                                                                  305.834
06/30/97                                                                                  308.356
07/31/97                                                                                  375.359
08/29/97                                                                                  374.138
09/30/97                                                                                  387.367
Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the
previous trading day.
C. If the monthly interval, based on the fiscal year-end is not a trading
day, the preceding trading day is used.

                      RELATIONSHIP WITH AND APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Coopers & Lybrand L.L.P., independent public accountants, has been the auditors for the Company since 1986. Upon the recommendation of the Audit Committee, the Board of Directors has again selected Coopers & Lybrand L.L.P., or any successor thereof, to serve as the Company's independent public accountants for the fiscal year ending September 30, 1998, subject to ratification by the stockholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

    A representative of Coopers & Lybrand L.L.P., or any successor thereof, will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                               ADDITIONAL MATTERS

    The Annual Report of the Company for the fiscal year ended September 30, 1997, including financial statements, is being mailed with this Proxy Statement.

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                         By Order of the Board of Directors,

                                         James E. Nicholson
                                          SECRETARY

Dated:  December 26, 1997

                      DIGI INTERNATIONAL INC.
                      11001 BREN ROAD EAST                                                    THIS PROXY IS SOLICITED ON BEHALF
         [LOGO]       MINNETONKA, MINNESOTA 55343                                             OF THE BOARD OF DIRECTORS
                                                                                              The undersigned hereby appoints
                                                                                              John P. Schinas and Jerry A. Dusa,
                                                                                              and each of
                                                                                              them, as Proxies, each with the
                                                                                              power to appoint his substitute,
                                                                                              and hereby authorizes such Proxies
                                                                                              to represent and to vote, as
                                                                                              designated below, all the shares of
                                                                                              Common Stock of Digi International
                                                                                              Inc. held of record by the
                                                                                              undersigned on December 12, 1997,
                                                                                              at the Annual Meeting of
                                                                                              Stockholders to be held on January
                                                                                              28, 1998, or any adjournment
                                                                                              thereof.

PROXY

1.   ELECTION OF DIRECTORS. Nominees to the Board of Directors are Richard E. Eichhorn, Mykola Moroz and Jerry A. Dusa. All
     nominees will serve for a term of three years.
     / / FOR ALL NOMINEES LISTED ABOVE                             / / WITHHOLD AUTHORITY
       (except as marked to the contrary below)                      to vote for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
2.   RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P., or any successor thereof, as independent public accountants of the Company for the 1998 fiscal year.
     / / FOR                         / / AGAINST                         / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature if held jointly

                                        Dated: ------------------------------

                                        PLEASE MARK, SIGN, DATE AND RETURN
                                        THE PROXY CARD PROMPTLY USING THE
                                        ENCLOSED ENVELOPE